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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form S-4 Registration Statement (No. 333-58621), any amendments thereto or any new registration statement filed pursuant to Rule 464 and any amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     SIGNATURE                  TITLE                             DATE
     ---------                  -----                             ----

/s/ John E. Breen               Director                     April 27, 2000
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John E. Breen

/s/ Thomas K. Lime              Director                     April 27, 2000
--------------------
Thomas K. Lime